THE BERKSHIRE FUNDS
              PART C - EXHIBIT INDEX FOR POST-EFFECTIVE AMENDMENT NO. 6
                             AS FILED ON MAY 1, 2000

                                  EXHIBIT INDEX

1. Consent of Independent Public Accountants........................EX-99.23.j
2. Registrant's Code of Ethics....................................EX-99.23.p.1
3. Adviser's Code of Ethics.......................................EX-99.23.p.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports dated January 8, 2000 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 6 to Berkshire Funds' Registration Statement on Form N-1A (file nos. 333-21089 and 811-08043), including the references to our firm under the heading "Financial Highlights" in the Prospectus and heading "Accountants" in the Statement of Additional Information.


/s/ McCurdy & Associates
------------------------
McCurdy & Associates CPA's, Inc.
Westlake, Ohio
April 25, 2000

                                CODE OF ETHICS
                              THE BERKSHIRE FUNDS

     Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") addresses conflicts of interest that arise from personal trading activities of investment company personnel. In particular, Rule 17j-1 prohibits fraudulent, deceptive or manipulative acts by such personnel in connection with their personal transactions in securities held or to be acquired by the investment company. The Rule also requires an investment company to adopt a code of ethics containing provisions reasonably necessary to prevent fraudulent, deceptive or manipulative acts and requires certain persons to report their personal securities transactions to the investment company.

     This Code of Ethics has been adopted by the Board of Trustees of The Berkshire Funds (the "Company"). It is based on the principle that the trustees and officers of the Company owe a fiduciary duty to the Company's shareholders to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (1) serving their own personal interests ahead of the shareholders, (2) taking advantage of their position, and (3) any actual or potential conflicts of interest.

     I. Definitions. As used in this Code of Ethics, the following terms shall have the following meanings:

(a)  "Adviser" shall mean Berkshire Capital Holdings, Inc.

(b) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of
Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which a person has or acquires. It includes ownership by a member of a person's immediate family (such as a spouse, minor children and adults living in such person's home) and trusts of which such person or an immediate family member of such person is a trustee or in which any such person has a beneficial interest.

(c) "Disinterested trustee" shall mean a trustee of the Company who is not an "interested person" of the Company within the meaning of Section 2(a)(19) of the 1940 Act.

(d)  "Funds"  shall mean the Berkshire Focus Fund and the Berkshire Technology
Fund.

(e) "Security" shall have the same meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies, direct obligations of the U.S. Government, banker's acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements.

(f) A "security held or to be acquired by the Funds" shall mean (1) any security which, within the most recent fifteen (15) days, is or has been held by the Funds or is being or has been considered by the Funds or the Adviser for purchase by the Funds, or (2) any option to purchase or sell, and any security convertible into or exchangeable for, any such security.

(g) "Transaction" shall mean any purchase, sale or any type of acquisition or disposition of securities, including the writing of an option to purchase or sell securities.

    II. Prohibition on Certain Actions. Officers and trustees of the Company shall not, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Funds:

1.  To employ any device, scheme or artifice to defraud the Funds;

2. To make any untrue statement of a material fact to the Company or to omit to state a material fact necessary in order to make the statements made to the Company, in light of the circumstances under which they are made, not misleading;

3. To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Funds; or

4.  To engage in any manipulative practice with respect to the Funds.

   III. Code of Ethics of Adviser. All trustees and officers of the Company who are also directors, officers or employees of the Adviser are subject to the Code of Ethics of the Adviser, which is incorporated by reference herein.

    IV. Quarterly Reporting of Securities Transactions. Each trustee and officer, other than a disinterested trustee, shall file with the Chairman of the Company no later than ten (10) days after the end of each calendar quarter, all personal security transactions for that quarter. The form attached as "Exhibit A," Personal Securities Transaction Record, shall be used for this purpose. All such reports will be reviewed by the Chairman. A disinterested trustee shall be required to file such reports only with respect to transactions where such trustee knows, or in the course of fulfilling his or her duties should have known, that during the 15-day period immediately preceding or following the date of a transaction in a security by the trustee such security was purchased or sold by the Funds or the purchase or sale by the Funds is or was considered by the Funds or the Adviser.

     V. Initial and Annual Reporting of Holdings. Each trustee and officer, other than a disinterested trustee, shall file with the Chairman of the Company, no later than ten (10) days after he or she becomes a trustee or officer, an initial holdings report listing all securities beneficially owned by such person as of the date he or she became a trustee or officer. On an annual basis, each trustee and officer, other than a disinterested trustee, shall file with the Chairman a holdings report listing all securities beneficially owned by such person; such report must be current as of a date no more than thirty (30) days before the report is submitted. Any such initial or annual report shall set forth the following information: (1) the title, number of shares and principal amount of each security in which the trustee or officer had any direct or indirect beneficial ownership; (2) the name of any broker, dealer or bank with whom the trustee of officer maintained an account in which any securities were held for the direct or indirect benefit of such trustee or officer; and (3) the date that the report is submitted.

    VI. Disclaimer of Beneficial Ownership. A trustee or officer may include in any report required under Sections IV or V, a disclaimer as to the beneficial ownership in any securities covered by the report.

   VII. Sanctions. If any trustee or officer violates any provisions set forth in this Code of Ethics, the Chairman of the Company shall impose such sanctions as he deems appropriate including, but not limited to, a letter of censure or termination of employment, censure, fines, freezing of one's personal account or securities in that account for a specified time frame.

  VIII. Reporting to Board of Trustees. At least once each year, the Chairman of the Company shall provide the Board of Trustees with a written report that
(1) describes issues that arose during the previous year under this Code of Ethics including, but not limited to, information about material violations and sanctions imposed in response to those material violations, and (2) certifies to the Board of Trustees that the Company has adopted procedures reasonably necessary to prevent its access persons from violating this Code of Ethics.

    IX. Notification of Reporting Obligation. The Chairman of the Company shall identify all persons who are required to make the reports required under Sections IV and V and shall inform those persons of their reporting obligation.

     X. Retention of Records. The Company shall maintain the following records, for the time periods and in the manner set forth below, at its principal place of business:

1. A copy of this Code of Ethics, and each code of ethics previously in effect for the Company at any time within the past five years, must be maintained in an easily accessible place.

2. A record of any violation of the Company's code of ethics, and any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs.

3. A copy of each report required to be made by an officer or trustee pursuant to this Code of Ethics must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.

4. A record of all persons, currently or within the past five years, who are or were required to make reports under Sections IV and V, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.

5. A copy of each report required to be made by the Chairman of the Company to the Board of Trustees pursuant to Section VIII must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.

                                   EXHIBIT A
                    Personal Securities Transaction Report



---------------------------                        ---------------------------
Name (please print)                                Quarter Ending


INSTRUCTIONS: Record all applicable security transactions which are not specifically excepted by the Code of Ethics. To indicate no transactions, the word "NONE" must appear. This form must be returned within 10 calendar days after the close of each quarter.

==============================================================================
       | Purchase/Sale | Number of Shares |                   |       | Broker
  Date |    Other      | Principal Amount | Title of Security | Price | Dealer
------------------------------------------------------------------------------
       |               |                  |                   |       |
------------------------------------------------------------------------------
       |               |                  |                   |       |
------------------------------------------------------------------------------
       |               |                  |                   |       |
------------------------------------------------------------------------------
       |               |                  |                   |       |
------------------------------------------------------------------------------
       |               |                  |                   |       |
------------------------------------------------------------------------------
       |               |                  |                   |       |
------------------------------------------------------------------------------
       |               |                  |                   |       |
==============================================================================


Please disclose below any securities account over which you have a beneficial interest and which was established during the quarter covered by this report.


==============================================================================
  Account Registration | Broker/Dealer/Bank | Account No. | Date Established
------------------------------------------------------------------------------
                       |                    |             |
------------------------------------------------------------------------------
                       |                    |             |
------------------------------------------------------------------------------
                       |                    |             |
------------------------------------------------------------------------------
                       |                    |             |
==============================================================================

I acknowledge that the transactions listed above comprise all transactions executed in accounts in which I have a beneficial interest.



---------------------------                        ---------------------------
Signature of Access Person                         Approved


---------------------------                        ---------------------------
Date of Filing                                     Date Approved

                                CODE OF ETHICS
                       BERKSHIRE CAPITAL HOLDINGS, INC.

     The nature of our business places all directors, officers, and employees (collectively called "employees") of Berkshire Capital Holdings, Inc. (the "Adviser") in a fiduciary position. We must accept certain limitations as to our freedom of action with regard to personal financial matters. Our financial interest must at all times be subordinated to those of the Adviser's clients.

     It is impossible to anticipate every circumstance which could, in fact or in theory, cause a conflict of interest between employees of the Adviser and the clients of the Adviser (including, but not limited to, The Berkshire Funds). Many of these are covered in this Code of Ethics. If there is any doubt in an employee's mind as to whether or not a possible conflict of interest is involved, he or she should consult Malcolm R. Fobes III (otherwise known as the "Portfolio Manager" or "Chief Executive Officer").

     In addition, the use of inside information to trade in securities or to benefit in any way is strictly forbidden. Section X highlights our policy on insider trading and the procedures in place to prevent it.

     Employees are reminded that compliance with the letter and intent of this Code of Ethics is essential to their employment by the Adviser.

     I. Definitions. As used in this Code of Ethics, the following terms shall have the following meanings:

    (a) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether an employee is subject to the provisions of
Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an employee has or acquires. It includes ownership by a member of an employee's immediate family (such as a spouse, minor children and adults living in such employee's home) and trusts of which such employee or an immediate family member of such employee is a trustee or in which any such employee has a beneficial interest.

    (b) "Investment personnel" shall mean (i) any employee of the Adviser who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by clients of the Adviser, and (ii) any natural person who controls the Adviser and who obtains information concerning recommendations made to clients of the Adviser regarding the purchase or sale of securities by such clients.

    (c) "Personal account" shall mean any securities account or portfolio in which an employee has any beneficial ownership.

    (d) "Security" shall have the same meaning set forth in Section 2(a)(36) of the Investment Company Act of 1940, except that it shall not include shares of registered open-end investment companies, direct obligations of the United States Government, banker's acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements.

    (e) A "security held or to be acquired" by a client shall mean (1) any security which, within the most recent fifteen (15) days, is or has been held by a client or is being or has been considered by a client or the Adviser for purchase by a client, or (2) any option to purchase or sell, and any security convertible into or exchangeable for, any such security.

    (f) "Transaction" shall be any purchase, sale or any type of acquisition or disposition of securities, including the writing of an option to purchase or sell securities.

    II. Restrictions on Trading. Employees are encouraged to choose investments in keeping with a long-term investment horizon in their personal accounts. The Adviser does not wish to have employees distracted by trading activities and believes that such activities invariably would detract from an employee's value to the Adviser and its clients.

     Similarly, employees are encouraged to manage their personal accounts in such a manner that the performance of one particular investment does not distract the employee from his or her work.

    (a) Prior to making any purchase or sale of securities in personal accounts, the employees of the Adviser shall (i) verify that there are no outstanding orders for the relevant security and have the Portfolio Manager of the Adviser initial a designated form; (ii) verify that no client has transacted in the relevant security within at least seven (7) calendar days and have the Portfolio Manager of the Adviser initial the form; and (iii) verify with the Portfolio Manager of the Adviser that the relevant security is not under consideration as a purchase or a sale candidate and have the Portfolio Manager of the Adviser initial the form. Notification of approval or denial to trade may be given verbally; however, it must be confirmed in writing within 24 hours of the verbal notification. The form attached as "Exhibit B", Securities Transaction Approval Form, is to be filed with the Portfolio Manager of the Adviser. All orders should be placed as day or market orders. If the order is not completed in a day, the above procedure must be repeated before the order can be reentered. These restrictions will help insure that (i) our clients have first access to our investment ideas, (ii) the security in question is not under active consideration, and (iii) a buy or sell program is not underway.

    (b) In the event the Portfolio Manager himself engages in a transaction in securities in his personal account, approval of such transaction will be given by the Treasurer of the Adviser.

    (c) Investment personnel shall not purchase new issues of equity securities until at least five (5) business days after the initial public offering at the then prevailing market price. Investment personnel shall not purchase limited offerings or "private placements".

    (d) Employees shall immediately report to the Portfolio Manager of the Adviser (i) any existing financial interest in any brokerage firm or related organization, and (ii) any employment or family members by any brokerage firm or related persons.

    (e) If an employee recommends that the firm purchase a security of the same class held by a personal account, the employee must disclose at the time of the initial recommendation that the personal account owns such security.

    (f) No orders of any kind may be placed using the Adviser's trading facilities other than for client accounts.

   III. Restriction on Acceptance of Gifts, Etc. No employee shall accept any gift of material value, or any entertainment exceeding what is customary, from any client of the Adviser or from the client's estate or any broker/dealer, bank, corporation, or supplier of goods or services to the Adviser or its clients. Any employee who receives an offer of either a gift or bequest of material value from any of the foregoing sources shall promptly report it to the Chief Executive Officer of the Adviser.

    IV. Restrictions on Serving as Fiduciary. Employees shall not accept appointments as trustee, executor, administrator, guardian, conservator, adviser, partner, director, or other fiduciary without prior approval of the Chief Executive Officer of the Adviser. Appointment as a fiduciary for a relative is exempt from this requirement, although such appointment should be promptly reported.

    V. Prohibition on Other Conflicts of Interest. Employees shall not, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by a client:

     1.  Employ any device, scheme or artifice to defraud the client;

     2. Make any untrue statement of a material fact to the client or to omit to state a material fact necessary in order to make the statements made to the client, in light of the circumstances under which they are made, not misleading;

     3. Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the client; or

     4.  Engage in any manipulative practice with respect to the client.

    VI. Quarterly Reporting of Securities Transactions. Each employee shall file with the Portfolio Manager, no later than ten (10) days after the end of each calendar quarter, all personal security transactions for that quarter. The form attached as "Exhibit A", Personal Securities Transaction Record, shall be used for this purpose. All such reports will be reviewed by the Portfolio Manager, except that reports submitted by the Portfolio Manager himself will be reviewed by the Treasurer of the Adviser. A gift of a security to a charitable organization or to an individual is considered a sale and should be reported. Accounts managed by the Adviser are exempt from this requirement.

   VII. Initial and Annual Reporting of Holdings. Each employee shall file with the Portfolio Manager, no later than ten (10) days after he or she becomes an employee, an initial holdings report listing all securities beneficially owned by such employee as of the date he or she became an employee. On an annual basis, each employee shall file with the Portfolio Manager a holdings report listing all securities beneficially owned by such employee; such report must be current as of a date no more than thirty (30) days before the report is submitted. Any such initial or annual report shall set forth the following information: (1) the title, number of shares and principal amount of each security in which the employee had any direct or indirect beneficial ownership; (2) the name of any broker, dealer or bank with whom the employee maintained an account in which any securities were held for the direct or indirect benefit of such employee; and (3) the date that the report is submitted.

  VIII. Disclaimer of Beneficial Ownership. An employee may include in any report required under Sections VI or VII, a disclaimer as to beneficial ownership in any securities covered by the report.

    IX. Exceptions from Reporting Requirements. An employee need not file reports under Sections VI or VII with respect to transactions effected for, and securities held in, any account over which the person has no direct or indirect influence or control. An employee need not make a quarterly report under Section VI if the report would duplicate information contained in broker trade confirmations or account statements received by the Portfolio Manager in the time period required by Section VI, if all of the information required by such Section is contained in the broker trade confirmations or account statements, or in the records of the Adviser.

    X. Restriction on Use of Inside Information. The Adviser strictly forbids any of its employees from trading on or relaying inside information for personal benefit or on behalf of others. This policy applies to every employee and applies to activities engaged in by the employee both within and outside of the realm of his or her employment.

     Insider trading is a breach of Federal Securities law and is subject to both civil and criminal penalties. In addition, the Insider Trading and Securities Fraud Enforcement Act of 1988 (ITSFEA), subsequently increases the civil and criminal penalties for trading on material, non-public information and broadens the scope of responsibility for preventing insider trading. The ITSFEA requires the Adviser to establish and enforce a written policy on insider trading. The law also creates the concept of a "controlling person" which means that unless the Adviser establishes and enforces a policy to prohibit insider trading, the Adviser and its controlling persons may be held responsible and liable for any insider trading violations of its employees.

    (a) Insider Trading. Federal Securities laws do not define the concept of an insider or insider trading; the burden of proof is upon the individual and the firm to show that it did not break Federal Securities laws. Any dispute will be judged in court looking back with perfect hindsight. Insider trading is generally defined as the use of inside information to trade in securities or the communication of this information to others. The law prohibits:

    (i) Any trading by an insider in possession of material, non-public information;

   (ii) Any trading by a non-insider having inside information either disclosed by an insider in violation of his or her fiduciary duty to keep it confidential or misappropriated; and

  (iii) The communicating of material, non-public information to others, also known as "tipping".

    (b) The Concept of the Insider. The concept of the insider is very broad. An insider includes employees, officers and directors of a company. Also included are persons associated with the company through a special, confidential relationship in the conducting of the company's affairs and who receive information solely for the company's purposes. These "insiders" can include but are not limited to, attorneys, consultants, accountants and financial printers.

    (c) What is Inside Information? Inside information is broadly defined to include two concepts: materiality and non-public. Material information is information which a reasonable investor would consider important in making an investment decision or is reasonably certain to have a substantial impact on the price of a company's securities. Such information is considered to be non-public until it has been disseminated to investors generally. The stock exchanges require that companies disclose information to the national news and business newswire services (i.e., Dow Jones News Service and Reuters), the national services (i.e., Associated Press), and the The New York Times and The Wall Street Journal. In addition, information appearing in local newspapers, brokerage reports, and SEC documents are generally considered to be public.

    (d) Procedure Upon Receipt of Inside Information. The Adviser requires employees to report any information which he or she believes to be insider information to the Chief Executive Officer of the Adviser. The information should be reported even if the employee is unsure as to whether or not it represents inside information.

     Whenever an employee receives material, non-public information, he or she shall not:

    (i)  Trade in the securities to which the information relates;

   (ii)  Tip the information to others;

  (iii)  Recommend purchases or sales on the basis of that information; or

   (iv) Disclose the information to anyone other than the Adviser's Chief Executive Officer.

     The decision for the appropriate course of action will be made by the Chief Executive Officer of the Adviser.

    XI. Sanctions. If any employee violates any provisions set forth in this Code of Ethics, the Chief Executive Officer of the Adviser shall impose such sanctions as he deems appropriate including, but not limited to, a letter of censure or termination of employment, censure fines, freezing of one's personal account or securities in that account for a specified time frame.

   XII. Reporting to Board of Directors. At least once each year, the Chief Executive Officer of the Adviser shall provide the Board of Directors of the Adviser and the Board of Trustees of The Berkshire Funds with a written report that (1) describes issues that arose during the previous year under this Code of Ethics including, but not limited to, information about material violations and sanctions imposed in response to those material violations, and (2) certifies to the Board of Directors of the Adviser and the Board of Trustees of The Berkshire Funds that the Adviser has adopted procedures reasonably necessary to prevent its employees from violating this Code of Ethics.

  XIII.  Compliance  Education  Program.  The  Chief  Executive Officer of the
Adviser shall identify all employees who are required to make the reports required under Sections VI and VII and shall inform those employees of their reporting obligations. As part of the Adviser's ongoing compliance education program, it has implemented the following procedures:

    (i) Review for New Employees. New employees will be given a copy of the Code of Ethics and will be required to read and sign it. The Chief Executive

Officer of the Adviser will be available to review the statement with the employee.

   (ii) Revisions. Any revisions of this statement will be distributed to all employees.

  (iii) Annual Review. Once each year, the Chief Executive Officer of the Adviser will review this policy statement with all employees.

   XIV. Retention of Records. The Adviser shall maintain the following records, for the time periods and in the manner set forth below, at its principal place of business:

1. A copy of this Code of Ethics, and each code of ethics previously in effect for the Adviser at any time within the past five years, must be maintained in an easily accessible place.

2. A record of any violation of the Adviser's code of ethics, and any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs.

3. A copy of each report required to be made by an employee pursuant to the Adviser's code of ethics must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.

4. A record of all employees, currently or within the past five years, who are or were required to make reports under Sections VI and VII, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.

5. A copy of each report required to be made by the Chief Executive Officer of the Adviser to the Board of Directors of the Adviser or the Board of Trustees of The Berkshire Funds pursuant to Section XII must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.

I acknowledge that I have read, and fully understand the Code of Ethics of Berkshire Capital Holdings, Inc.


Date:
             -------------------------------

Signature:
             -------------------------------

Title:
             -------------------------------

                                   EXHIBIT A
                    Personal Securities Transaction Report



---------------------------                        ---------------------------
Name (please print)                                Quarter Ending


INSTRUCTIONS: Record all applicable security transactions which are not specifically excepted by the Code of Ethics. To indicate no transactions, the word "NONE" must appear. This form must be returned within 10 calendar days after the close of each quarter.

==============================================================================
       | Purchase/Sale | Number of Shares |                   |       | Broker
  Date |    Other      | Principal Amount | Title of Security | Price | Dealer
------------------------------------------------------------------------------
       |               |                  |                   |       |
------------------------------------------------------------------------------
       |               |                  |                   |       |
------------------------------------------------------------------------------
       |               |                  |                   |       |
------------------------------------------------------------------------------
       |               |                  |                   |       |
------------------------------------------------------------------------------
       |               |                  |                   |       |
------------------------------------------------------------------------------
       |               |                  |                   |       |
------------------------------------------------------------------------------
       |               |                  |                   |       |
==============================================================================


Please disclose below any securities account over which you have a beneficial interest and which was established during the quarter covered by this report.


==============================================================================
  Account Registration | Broker/Dealer/Bank | Account No. | Date Established
------------------------------------------------------------------------------
                       |                    |             |
------------------------------------------------------------------------------
                       |                    |             |
------------------------------------------------------------------------------
                       |                    |             |
------------------------------------------------------------------------------
                       |                    |             |
==============================================================================

I acknowledge that the transactions listed above comprise all transactions executed in accounts in which I have a beneficial interest.



---------------------------                        ---------------------------
Signature of Access Person                         Approved


---------------------------                        ---------------------------
Date of Filing                                     Date Approved

                                   EXHIBIT B
                    Securities Transaction Approval Form
                     (Valid only for the day submitted)

Employee Name (Please Print):
                               -----------------------------------

Name of Security:
                  ------------------------------------

Proposed transaction (Circle One):

Buy       Sell       Short Sale       Other (Describe)


Does the Adviser have current orders for clients?
(Circle One):

Yes       No


Has a client transacted in the security within (7) days?
(Circle One):

Yes       No


Any action currently contemplated by the Adviser on behalf of clients? (Circle One):

Yes       No



---------------------------                        ---------------------------
Date Submitted                                     Approved



                                                   ---------------------------
                                                   Date Approved


Comments: